SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2006

PHOTOWORKS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-15338	91-0964899
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)	Identification No.)

71 Columbia Street

Seattle, Washington 98104

(Address of principal executive office)

(206) 281-1390

(Registrant’s telephone number including area code)

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2006, the Board of Directors of PhotoWorks, Inc. appointed Mr. Bruce Fischer as its Vice President-Finance. As Vice President-Finance, Mr. Fischer will act as Chief Financial Officer of the Company. Mr. Fischer had previously been controller of the Company. In connection with his promotion, Mr. Fischer’s base salary was increased to $120,000. In addition, Mr. Fischer will participate in the Company's Performance Incentive Plan to a maximum of 30% of his base salary.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 21, 2006, the Company appointed Mr. Bruce Fischer as its Vice President-Finance, in which capacity he will act as Chief Financial Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOWORKS, INC.

By:	/s/ Andrew Wood
Andrew Wood
Chief Executive Officer